UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2019, Pareteum Corporation (the “Company”) appointed Laura W. Thomas as the Company’s Interim Chief Financial Officer. Ms. Thomas has served as a member of the corporate development and investor relations team with the Company since December 2018 and served as a member of the Company’s Board of Directors from July 2017 through November 2018. From May 2017 to January 2018, Ms. Thomas acted as Chief Financial Officer of Towerstream Corporation, an internet service provider. Ms. Thomas previously served on the Board of Directors of Impact Telecom (“Impact”), a full service telecommunications company, from January 2016 through December 2016, during which time she served as Chairman of the Board of Directors from January 2016 through June 2016. From December 2014 through December 2015 she served as the Chief Executive Officer of TNCI Operating Company, which acquired Impact in January 2016. From 2000 through 2014 she served in a variety of roles at XO Holdings, Inc. (now XO Communications), a telecommunications services provider, including as Chief Financial Officer from May 2009 through April 2011 and again from December 2013 through August 2014, and as Chief Executive Officer from April 2011 through December 2013 .

In connection with the appointment of Ms. Thomas, the Company entered into an employment agreement, with a term beginning on November 15 (the “Thomas Agreement”). Pursuant to the terms and subject to the conditions set forth in the Thomas Agreement, Ms. Thomas shall receive a base salary equal to $250,000 (the “Base Salary”) and shall be eligible to receive an annual bonus of up to sixty percent (60%) of the Base Salary subject to completion of agreed-upon targets and milestones (the “Cash Bonus” and together with the Base Salary the “Cash Compensation.”) In addition to the Cash Compensation, Ms. Thomas shall be entitled to receive, at the option of the board of directors, options to purchase 250,000 shares of the Company’s common stock, to vest 1/3 on the one-year anniversary of the Effective Date and 1/24 each month thereafter such that the options shall become fully vested on the three-year anniversary of the Effective Date (the “Options”). The Options shall automatically vest in full upon an event which constitutes a “change in control.” The Thomas Agreement further provides that Ms. Thomas shall be entitled to severance pay equal to one year of Base Salary if she is terminated by the Company. The Thomas Agreement also contains standard representations and warranties regarding confidential information, non-competition and non-solicitation.

Ms. Thomas replaced Edward O’Donnell effective November 1, 2019. Mr. O’Donnell’s status with the Company is under review.

The foregoing description of the terms of the Thomas Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Thomas Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 8.01 Other Events

On November 5, 2019, the Company issued a press release announcing Ms. Thomas’s appointment. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement
99.1	Press release issued November 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: November 5, 2019	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer